BlackRock Liquidity Funds: TempFund

File Number:  811-02354

CIK Number: 0000097098

For the Period Ended:
04/30/2007

Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the period November 1, 2006 through April 30, 2007.

Sales (In Thousands)

TRANSACTION DATE
01/09/2007

FACE AMOUNT
$87,000

SECURITY DESCRIPTION
ATOMIUM FUNDING LLC

RATE
5.26%

DUE DATE
01/10/2007

TRANSACTION DATE
01/12/2007

FACE AMOUNT
$218,154

SECURITY DESCRIPTION
BARTON CAPITAL CORP (BARCAP)

RATE
5.28%

DUE DATE
01/17/2007

TRANSACTION DATE
01/12/2007

FACE AMOUNT
$76,030

SECURITY DESCRIPTION
LEXINGTON PARKER CAPITAL

RATE
5.28%

DUE DATE
01/16/2007

TRANSACTION DATE
02/15/2007

FACE AMOUNT
$57,900

SECURITY DESCRIPTION
CANCARA ASSET SECURITISATION LLC

RATE
5.31%

DUE DATE
02/16/2007

TRANSACTION DATE
02/15/2007

FACE AMOUNT
$144,000

SECURITY DESCRIPTION
CC USA INC

RATE
5.29%

DUE DATE
02/22/2007

TRANSACTION DATE
02/23/2007

FACE AMOUNT
$100,000

SECURITY DESCRIPTION
CHARTA CORP

RATE
5.26%

DUE DATE
02/26/2007

TRANSATION DATE
03/09/2007

FACE AMOUNT
$50,000

SECURITY DESCRIPTION
SIMBA FUNDING CORP

RATE
5.28%

DUE DATE
03/13/2007